Exhibit 10.31

Aeries Technology, Inc.

2023 Equity Incentive Plan

1.	Purpose of this Plan. The purpose of this global Plan is to advance the interests of the Company’s shareholders by enhancing the ability of the Company Group to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company Group by providing such persons with incentive compensation and equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company’s shareholders. This Plan permits the grant of Incentive Stock Options, Nonstatutory Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share or Cash Based Awards, and Dividend Equivalents.

2.	Definitions. As used herein, the following definitions will apply:

a.	“Administrator” means the Board or any of its Committees as will be administering this Plan, in accordance with Section 4.

b.	“Applicable Laws” means any applicable law, including the requirements relating to the administration of equity-based awards under Cayman Islands law, U.S. state corporate laws, U.S. federal and state securities laws, the Code, any share exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan or where the Participants are or will be subject to.

c.	“Award” means, individually or collectively, a grant under this Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, an Other Share or Cash Based Award, or a Dividend Equivalent award.

d.	“Award Agreement” means the written or electronic agreement, terms and conditions, contract, or other instrument or document setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.

e.	“Board” means the Board of Directors of the Company.

f.	“Business Combination Agreement” means that certain Business Combination Agreement, by and among the Company, WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares, with company registration number 202300520W, and Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D, dated as of March 11, 2023, as amended from time to time.

g.	“Cause” has the meaning given to such term in any written agreement between the Participant and any member of the Company Group defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following actions or events by such Participant: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty, or moral turpitude; (ii) the Participant’s commission of or attempted commission of, or participation in, a fraud or act of dishonesty against the Company Group; (iii) the Participant’s material violation of any contract or agreement between any member of the Company Group and the Participant or of any statutory duty owed to the Company Group; (iv) the Participant’s material failure to comply with the written polices or rules of the Company Group; (v) the Participant’s unauthorized use or disclosure of the Company Group’s confidential information or trade secrets; (vi) the Participant’s material failure or neglect to perform assigned job duties or services for the Company Group after receiving written notification of the failure; (vii) the Participant’s willful disregard of any material lawful written instruction from the Company Group; or (viii) the Participant’s willful misconduct or insubordination with respect to the Company Group.

h.	“Change in Control” means the occurrence of any of the following events:

i.	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, or immediately after the transaction would be owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the combined voting power or economic interests of the Company, as applicable, as of immediately prior to such transaction), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or economic interests of the Company’s then outstanding securities; provided that the provisions of this clause (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under clause (iii) below;

ii.	during any period of 12 months, individuals who at the beginning of such 12-month period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this definition or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

iii.	a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent company thereof) more than 50% of (i) the combined voting power of the voting securities and (ii) the economic interests of the surviving entity or the ultimate parent company thereof (within the meaning of Section 424(e) of the Code), provided that a merger or consolidation effected to implement an internal recapitalization of the Company (or similar transaction) in which no “person” is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the combined voting power of the Company’s then-outstanding voting securities or the then-outstanding economic interests shall not be considered a Change in Control; or

iv.	a complete winding up, liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets in which any “person,” other than a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power and economic interests of the outstanding voting securities of the Company immediately prior to the sale, acquires (or has acquired during the 12-month period ending on the most recent acquisition by such “person”) assets from the Company that have a total gross fair market value equal to 50% or more of the total gross fair market value of all of the assets of the Company as of immediately prior to such sale or disposition of the Company’s assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, such transaction or event described in subsection (i), (ii), (iii), or (iv) above with respect to such Award (or portion thereof) will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Code Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto, provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

For the avoidance of doubt, the transactions contemplated by the Business Combination Agreement, including any changes to the Board contemplated by such agreement, shall not constitute a Change in Control.

i.	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

j.	“Code Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

k.	“Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board that may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

l.	“Company” means Aeries Technology, Inc., f/k/a Worldwide Webb Acquisition Corp., a Cayman Islands exempted company limited by shares, or any successor thereto.

m.	“Company Group” means the Company and its Parents and Subsidiaries.

n.	“Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company Group; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person.

o.	“Director” means a member of the Board.

p.	“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months in accordance with the definition of “total and permanent disability” as defined in Code Section 22(e)(3), provided that, in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, if “Disability” constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Disability” shall mean a disability within the meaning of Code Section 409A.

q.	“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10(b).

r.	“DRO” means a “domestic relations order,” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

s.	“Effective Date” shall mean the date on which the transactions contemplated by the Business Combination Agreement are consummated, provided that the Board has adopted this Plan prior to or on such date, subject to approval of this Plan by the Company’s shareholders.

t.	“Employee” means any officers or employee (as determined in accordance with Code Section 3401(c) and the Treasury Regulations thereunder) of the Company or any Parent or Subsidiary of the Company.

u.	“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

v.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

w.	“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

x.	“Fair Market Value” means, as of any date, the value of a Share determined as follows:

i.	If the Shares are listed on any established stock or share exchange, national market system, or quoted or traded on any automated quotation system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, then the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the trading day immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.	If the Shares are not listed on an established stock or share exchange, national market system, or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, then the Fair Market Value will be the mean of the high bid and low asked prices for such date or, if no high bids and low asks were reported on such date, the high bid and low asked prices for a Share on the last preceding date such bids and asks were reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.	In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, for income tax reporting purposes under applicable law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement, or payout of an Award, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

y.	“Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Code Section 424(f)) or parent corporation (as defined in Code Section 424(e)) of the Company.

z.	“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

aa.	“India Resident” means a Service Provider who is considered as a “person resident in India” in accordance with the (Indian) Foreign Exchange Management Act, 1999 and regulations issued thereunder.

bb.	“Nonstatutory Share Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

cc.	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

dd.	“Option” means a right to purchase Shares at a specified exercise price, granted under Section 6. An Option shall be either a Nonstatutory Share Option or an Incentive Stock Option, provided that Options granted to Non-Employee Directors and Consultants shall only be Nonstatutory Share Options.

ee.	“Other Share or Cash Based Award” shall mean a cash payment, cash bonus award, share payment, share bonus award, performance award, or incentive award that is paid in cash, Shares, or a combination of both, awarded under Section 10, which may include, without limitation, deferred shares, deferred share units, performance awards, retainers, committee fees, and meeting-based fees.

ff.	“Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company if, at the time of determination, each of the entities other than the Company owns securities or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

gg.	“Participant” means the holder of an outstanding Award.

hh.	“Performance Criteria” means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goals for a Performance Period.

ii.	“Performance Goals” shall mean one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

jj.	“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment in respect of an Award.

kk.	“Period of Restriction” means the period during which the transfer of Restricted Shares is subject to restrictions and, therefore, the Restricted Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of levels of performance, or the occurrence of other events as determined by the Administrator.

ll.	“Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

mm.	“Plan” means this 2023 Equity Incentive Plan, as may be amended from time to time.

nn.	“Program” means any program adopted by the Administrator pursuant to this Plan containing the terms and conditions intended to govern a specified type of Award granted under this Plan and pursuant to which such type of Award may be granted under this Plan.

oo.	“Restricted Shares” means Shares issued pursuant to Section 8 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

pp.	“Restricted Share Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Share Unit represents an unfunded and unsecured obligation of the Company.

qq.	“Securities Act” means the Securities Act of 1933, as amended.

rr.	“Service Provider” means an Employee, Director, or Consultant.

ss.	“Share” means a Class A ordinary share of the Company, US$0.0001 par value per share.

tt.	“Share Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Share Appreciation Right.

uu.	“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

vv.	“Substitute Award” means an Award granted under this Plan in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or shares, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by another company or other entity other than the Company or any Parent or Subsidiary, provided that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

ww.	“Termination of Service” means the date that the Participant ceases to be a Service Provider. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service for purposes of this Plan. For the avoidance of doubt, unless the Administrator determines otherwise, and subject to Section 29, the cessation of employee status but the continuation of the performance of services for the Company or a Parent or Subsidiary as a Director or Consultant, or vice versa, shall not be deemed a cessation of service that would constitute a Termination of Service.

3.	Shares Subject to this Plan.

a.	Shares Subject to this Plan. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be subject to Awards and sold under this Plan as of the date that this Plan is adopted by the Board (the “Maximum Number of Shares”) is (i) 9,031,027 (the “Initial Share Pool”). If on December 31 following the date that this Plan is adopted, the Maximum Number of Shares is less than ten percent (10%) of the equity of the Company, on a fully-diluted basis (inclusive of the shares available for issuance under this Plan), then the Maximum Number of Shares shall be automatically increased on January 1 of the next following year in order for the Maximum Number of Shares to represent ten percent (10%) of the equity of the Company on a fully-diluted basis. Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the Initial Share Pool. The Shares may be authorized but unissued, or reacquired Shares.

b.	Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, then the unpurchased Shares (or for Awards other than Options the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under this Plan (unless this Plan has terminated). With respect to Share Appreciation Rights, only Shares actually issued pursuant to a Share Appreciation Right will cease to be available under this Plan; all remaining Shares under Share Appreciation Rights will remain available for future grant or sale under this Plan (unless this Plan has terminated). Shares that have actually been issued under this Plan under any Award will not be returned to this Plan and will not become available for future distribution under this Plan, provided that, if Shares issued pursuant to Awards of Restricted Shares or Restricted Share Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, then such Shares will become available for future grant under this Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under this Plan. To the extent that an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number for the Initial Share Pool stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under this Plan pursuant to this Section 3(b).

c.	Substitute Awards. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards shall not reduce the Shares authorized for grant under this Plan, except as may be required by reason of Code Section 422, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under this Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan), provided that Awards using such available Shares shall (i) not be made after the date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Parents or Subsidiaries immediately prior to such acquisition or combination, and (ii) be made in respect of Incentive Stock Options only to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder.

4.	Administration of this Plan.

a.	Administrator. The Committee shall administer this Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4(a). Notwithstanding the foregoing, (i) the Board shall conduct the general administration of this Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in this Plan shall be deemed to refer to the Board, and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 4(e).

b.	Duties of the Administrator. It shall be the duty of the Administrator to conduct the general administration of this Plan in accordance with its provisions. The Administrator shall have the power: to interpret this Plan and all Programs and Award Agreements; to adopt such rules for the administration, interpretation, and application of this Plan and any Program as are not inconsistent with this Plan or Applicable Law; to interpret, amend, or revoke any such rules; and to amend this Plan or any Program or Award Agreement, provided that the rights or obligations of the Participant holding such Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 19(a) or Section 29. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under this Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded are required to be determined in the sole discretion of the Committee.

c.	Powers of the Administrator. Subject to the provisions of this Plan, including, in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, and Applicable Law, the Administrator will have the authority, in its discretion:

i.	to determine the Fair Market Value;

ii.	to select the Service Providers to whom Awards may be granted hereunder;

iii.	to determine the type or types of Awards to be granted to each Service Provider (including, without limitation, any Awards granted in tandem with another Award granted pursuant to this Plan);

iv.	to determine the number of Awards to be granted and the number of Shares to be covered by each Award granted hereunder;

v.	to approve forms of Award Agreements for use under this Plan;

vi.	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or vest (which may be based on one or more Performance Criteria or the achievement of one or more Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

vii.	to institute and determine the terms and conditions of an Exchange Program;

viii.	to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

ix.	to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

x.	to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

xi.	to modify or amend each Award (subject to Section 19), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

xii.	to make all determinations in respect of adjustments and treatment of Awards as provided in Section 14;

xiii.	to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

xiv.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Administrator;

xv.	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;

xvi.	to take all steps reasonably necessary to ensure that the Company Group complies with Applicable Law in connection with this Plan and any Award; and

xvii.	to make all other determinations deemed necessary or advisable for administering this Plan.

d.	Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

e.	Delegation of Authority. The Board or the Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4, provided that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act; or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further that any delegation of administrative authority shall only be permitted to the extent that it is permissible under any Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4(e) shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award.

5.	Eligibility.

a.	Participation. The Administrator may, from time to time, select from among all Service Providers those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of this Plan or any Applicable Law as may apply to such Service Provider; provided that Awards may be granted to a Service Provider who is an Indian Resident only if that Service Provider is either an Employee or Director. No Service Provider or other person shall have any right to be granted an Award pursuant to this Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants, or any other persons uniformly. Participation by each Participant in this Plan shall be voluntary and nothing in this Plan or any Program shall be construed as mandating that any Service Provider or other person shall participate in this Plan. Nonstatutory Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, and Other Share or Cash Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any “parent corporation” or “subsidiary corporation” (in each case, within the meaning of Section 424 of the Code) and who are US taxpayers. Nonstatutory Share Options and Share Appreciation Rights may not be granted to Service Providers who are subject to Code Section 409A unless the Shares underlying such Awards is treated as “service recipient stock” under Code Section 409A or unless such Awards otherwise comply with the requirements of Code Section 409A.

b.	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

c.	Foreign Holders. Notwithstanding any provision of this Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Parents and Subsidiaries operate or have Employees, Non-Employee Directors, or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Parents and Subsidiaries shall be covered by this Plan; (ii) determine which Service Providers outside the United States are eligible to participate in this Plan; (iii) modify the terms and conditions of any Award granted to Service Providers outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange (including directing the applicable member of the Company Group operating in such jurisdiction to file any necessary reporting with, or make necessary submissions to, the local governmental authorities and to comply with any other obligation as may be applicable under the laws of such jurisdiction).

d.	Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in this Plan, the sum of the grant date fair value of equity-based Awards (as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions) and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed $1,000,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

e.	Limit on Number of Shares Subject to Awards. Notwithstanding any provision in this Plan to the contrary, and subject to Section 14, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 3,000,000 Shares.

6.	Share Options.

a.	Grant of Options. Subject to the terms and provisions of this Plan, including any limitations in this Plan that apply to Incentive Stock Options, the Administrator, at any time, and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

b.	Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

c.	Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Share Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Sections 424(e) and 424(f) of the Code, respectively)) exceeds $100,000, such Options will be treated as Nonstatutory Share Options to the extent required by Code Section 422. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. Neither the Company nor the Administrator shall have any liability to a Participant or any other person (i) if an Option (or any part thereof) that is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Nonstatutory Share Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

d.	Term of Option. The term of each Option will be stated in the Award Agreement, provided that the term will be no more than ten years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

e.	Option Exercise Price and Consideration.

i.	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator (which exercise price may be the Fair Market Value per Share, the par value per Share, or another amount), but, with respect to Incentive Stock Options, will be no less than 100% of the Fair Market Value per Share on the date of grant (and, if applicable, on the date that the Incentive Stock Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). In addition, in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant (and on the date that the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). Options that are a Substitute Award may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant, provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Section 424 and Code Section 409A. Other than pursuant to Sections 14(a) and 14(c), the Administrator shall not be permitted to (A) lower the per Share exercise price of an Option after it is granted, (B) cancel an Option when the per Share exercise price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with a per Share exercise price that is less than the per Share exercise price of the original Option, or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the securities exchange on which any securities of the Company are then listed for trading, without approval of the Company’s shareholders.

ii.	Waiting Period and Exercise Dates. At the time that an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. Except as limited by the requirements of Section 6(d), Code Section 409A, or Code Section 422 and regulations and rulings thereunder, and without limiting the Company’s rights under Section 19, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend, subject to Section 19, any other term or condition of such Option relating to such Termination of Service of the Participant or otherwise.

iii.	Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (A) cash, (B) check, (C) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised, and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, (D) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with this Plan, (E) a net exercise, (F) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (G) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

f.	Exercise of Option.

i.	Procedure for Exercise; Rights as a Shareholder.

1.	Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An exercisable Option may be exercised in whole or in part, but may not be exercised for a fraction of a Share and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares. Except as explicitly set forth in Section 3(b), exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

2.	An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, which shall be signed or otherwise acknowledged electronically by the Participant or other person then entitled to exercise the Option or such portion thereof; (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding); (iii) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law; and (iv) in the event that the Option shall be exercised pursuant to the terms of this Plan by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator. The Administrator may provide in any Award Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Administrator, provided that the Fair Market Value per Share is greater than the exercise price at the time of exercise. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and their spouse (or, to the extent applicable, to the person other than the Participant who is entitled to exercise the Option and who does so exercise the Option as permitted herein).

3.	During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

4.	Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

ii.	Termination of Service of Participant. If a Participant ceases to be a Service Provider, other than upon the Participant’s Termination of Service as a result of the Participant’s death or Disability, then the Participant may exercise their Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of Termination of Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s Termination of Service. Unless otherwise provided by the Administrator, if, on the date of Termination of Service, the Participant is not vested as to their entire Option, then the Participant shall forfeit the unvested portion of the Option and the Shares covered by such unvested portion of the Option will revert to this Plan. If, after Termination of Service, the Participant does not exercise their Option within the time specified by the Administrator, then the Option will terminate, and the Shares covered by such Option will revert to this Plan.

iii.	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, then the Participant may exercise their Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of Termination of Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s Termination of Service. Unless otherwise provided by the Administrator, if, on the date of Termination of Service, the Participant is not vested as to their entire Option, then the Shares covered by the unvested portion of the Option will revert to this Plan. If, after Termination of Service, the Participant does not exercise their Option within the time specified herein, then the Option will terminate, and the Shares covered by such Option will revert to this Plan.

iv.	Death of Participant. If a Participant dies while a Service Provider, then the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s Termination of Service. Unless otherwise provided by the Administrator, if, at the time of death, the Participant is not vested as to their entire Option, then the Shares covered by the unvested portion of the Option will immediately revert to this Plan. If the Option is not so exercised within the time specified herein, then the Option will terminate, and the Shares covered by such Option will revert to this Plan.

v.	Incentive Stock Options. Notwithstanding the foregoing, Incentive Stock Options may not be exercised after the first to occur of (A) ten years from the date it is granted, unless an earlier time is set in the Award Agreement, (B) subject to the following subclause (C), three months after the Participant’s termination of employment as an employee (as described in Section 5(a)), and (C) one year after the date of the Participant’s termination of employment on account of death or Disability.

vi.	Notification Regarding Disposition. If requested by the Company, then the Participant shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option that occurs within (A) two years from the date of granting (including the date that the Option is modified, extended, or renewed for purposes of Code Section 424(h)) such Option to such Participant, or (B) one year after the date of transfer of such Shares to such Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Participant in such disposition or other transfer. The Company may require that Shares acquired by exercise of an Incentive Stock Option be retained with a broker or agent designated by the Company for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.

7.	Share Appreciation Rights.

a.	Grant of Share Appreciation Rights. Subject to the terms and conditions of this Plan, a Share Appreciation Right may be granted to Service Providers at any time, and from time to time, as will be determined by the Administrator, in its sole discretion.

b.	Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Share Appreciation Rights.

c.	Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Share Appreciation Right as set forth in Section 7(f) will be determined by the Administrator. The Administrator, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Share Appreciation Rights granted under this Plan. In the case of a Share Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Share Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant, provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Section 409A. Other than pursuant to Section 14(a) and 14(c), the Administrator shall not be permitted to (A) lower the exercise price per Share of a Share Appreciation Right after it is granted, (B) cancel a Share Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Share Appreciation Right in exchange for a Share Appreciation Right with an exercise price per Share that is less than the exercise price per Share of the original Share Appreciation Right, or (D) take any other action with respect to a Share Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the securities exchange on which any securities of the Company are then listed for trading, without approval of the Company’s shareholders.

d.	Share Appreciation Right Agreement. Each Share Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares, exercise price, the term of the Share Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may provide in any Award Agreement for the automatic exercise of a Share Appreciation Right upon such terms and conditions as established by the Administrator, provided that the Fair Market Value per Share is greater than the exercise price at the time of exercise.

e.	Expiration of Share Appreciation Rights. A Share Appreciation Right granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Share Appreciation Rights.

f.	Payment of Share Appreciation Right Amount; Rights as a Shareholder. Upon exercise of a Share Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

i.	the difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share of such Award; times

ii.	the number of Shares with respect to which the Share Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon exercise of a Share Appreciation Right may be in cash, in Shares of equivalent value, or in some combination thereof. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to a Share Appreciation Right, notwithstanding the exercise of the Share Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Share Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

8.	Restricted Shares.

a.	Grant of Restricted Shares. Subject to the terms and provisions of this Plan, the Administrator, at any time, and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b.	Restricted Share Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the number of Shares, Period of Restriction and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator shall establish the purchase price, if any, and form of payment for the Restricted Shares, provided that, if a purchase price is charged, then such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. Unless the Administrator determines otherwise, the Company, as escrow agent, will hold Restricted Shares until the restrictions on such Restricted Shares have lapsed.

c.	Transferability. Except as provided in this Section 8 or as the Administrator determines, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.

e.	Removal of Restrictions. Except as otherwise provided in this Section 8, Restricted Shares covered by each Restricted Share grant made under this Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f.	Voting Rights. During the Period of Restriction, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise, and subject to the restrictions in this Plan, any applicable Program, and/or the applicable Award Agreement.

g.	Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Shares will be entitled to receive all dividends and other distributions paid or made with respect to such Shares to the extent that such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Shares are granted becomes the record holder of such Restricted Shares, unless the Administrator provides otherwise. The Administrator may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on Awards granted under this Section 8 on either a current, deferred, or contingent basis, either in cash or in additional Shares. If any such dividends or distributions are paid in Shares, then the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

h.	Return of Restricted Shares to the Company. Except as otherwise determined by the Administrator and provided in the Award Agreement, if no price was paid by the Participant for the Restricted Shares, then, upon a Termination of Service during the applicable Period of Restriction, the Participant’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Participant for the Restricted Shares, then, upon a Termination of Service during the applicable Period of Restriction, the Company shall have the right to timely repurchase from the Participant the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Share or such other amount as may be specified in the applicable Program or Award Agreement.

9.	Restricted Share Units.

a.	Grant. Restricted Share Units may be granted at any time, and from time to time, as determined by the Administrator. After the Administrator determines that it will grant Restricted Share Units, it will evidence the Award in an Award Agreement providing for the terms, conditions, and restrictions related to the grant, including the number of Restricted Share Units.

b.	Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Share Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of one or more Performance Goals or Performance Criteria, or any other basis determined by the Administrator in its discretion. An Award of Restricted Share Units shall only be eligible to vest while the Participant is a Service Provider, provided that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Share Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Participant’s death, retirement, or disability, or any other specified Termination of Service in accordance with the applicable requirements of Code Section 409A.

c.	Earning Restricted Share Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Share Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

d.	Form and Timing of Payment. At the time of grant, the Administrator shall specify the payment date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award, and may be determined at the election of the Participant (if permitted by the applicable Award Agreement and Code Section 409A), provided that, except as otherwise determined by the Administrator, and subject to compliance with Code Section 409A, in no event shall the payment date relating to each Restricted Share Unit occur following the later of (i) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Share Unit vests; and (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the payment date, the Company shall, in accordance with the applicable Award Agreement and subject to Sections 15 and 20, transfer to the Participant one unrestricted, fully-transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date, or a combination of cash and Shares as determined by the Administrator, provided that, in the sole discretion of the Administrator, the Participant may be required to pay the par value of a Share, if any, for each Restricted Share Unit that is paid out in Shares or cash.

e.	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Share Units will be forfeited to the Company.

10.	Other Share or Cash Based Awards and Dividend Equivalents.

a.	Other Share or Cash Based Awards. The Administrator is authorized to grant Other Share or Cash Based Awards, including awards entitling a Participant to receive Shares or cash to be delivered immediately or in the future, to any Service Provider. Subject to the provisions of this Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Share or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions, and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Share or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under this Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation, or other arrangement, and/or as payment in lieu of compensation to which a Service Provider is otherwise entitled. Any Other Share or Cash Based Award shall either be exempt from, or comply with, the provisions of Code Section 409A.

b.	Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Shares underlying the Award, to be credited as of dividend payment dates during the period between the date that the Dividend Equivalents are granted to a Participant and the date that such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

11.	Acceleration. The Administrator has the exclusive power, authority, and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions of (and, if applicable, the Company shall cease to have a right of repurchase) any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and, as applicable, in accordance with Section 14.

12.	Leaves of Absence/Transfer Between Locations. The Administrator shall in its discretion determine the circumstances under which vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. Except as provided otherwise by the Administrator in an Award Agreement or as required pursuant to Applicable Law, a Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company or any Parent or Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then, six months following the first day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Share Option. For purposes of this Plan, unless the Administrator determines otherwise, and subject to Section 29, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Parent or Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary or Parent following any merger, sale of shares, or other corporate transaction or event (including, without limitation, a spin-off). In all cases, the Administrator shall treat a Participant’s leave of absence or employment transfer in compliance with Applicable Law where required to do so pursuant to the Code or otherwise.

13.	Limited Transferability of Awards.

a.	Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than (i) by will or by the laws of descent and distribution or (ii) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed.

b.	No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts, or engagements of the Participant or the Participant’s successors in interest, or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 13(a). During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to such Participant under this Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under this Plan or the applicable Program or Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

c.	Notwithstanding Section 13(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award, other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonstatutory Share Option), to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law, and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 13(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Code Section 671 and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

d.	Notwithstanding Section 13(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to this Plan is subject to all terms and conditions of this Plan, any Program or Award Agreement applicable to the Participant, and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, then a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, then payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.

14.	Adjustments; Dissolution or Liquidation; Change in Control.

a.	Adjustments. In the event that any share dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other Equity Restructuring or change in the corporate structure of the Company affecting Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, shall make equitable adjustments to (i) the aggregate number of Shares that may be delivered under this Plan as set forth in the limitation in Section 3(a), (ii) the number and grant or exercise price of Shares covered by each outstanding Award, and (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto).

b.	Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent that it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.	Merger or other Reorganization.

i.	In the event of any transaction or event described in Section 14(a), including a Change in Control, each outstanding Award will be treated as the Administrator determines in its sole discretion and on such terms and conditions as the Administrator deems appropriate, including, without limitation: (A) that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase prices, in all cases, as determined by the Administrator; (B) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such transaction; (C) that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon consummation of such transaction or event, notwithstanding anything to the contrary in this Plan or the applicable Program or Award Agreement; (D) (1) that an Award will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (2) that the Award will be replaced with other rights or property selected by the Administrator in its sole discretion; (E) providing that the Award cannot vest, be exercised, or become payable after such event; or (F) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

ii.	In the event that the successor corporation in a Change in Control does not assume or substitute for the Award (or portion thereof), the Administrator will (A) cause any or all of such Award (or portion thereof) to terminate in exchange for cash, rights, or other property pursuant to this Section 14(c), or (B) cause the Participant to fully vest in and have the right to exercise all of their outstanding Options and Share Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares and Restricted Share Units will lapse, and, with respect to Awards with Performance Criteria, all Performance Goals will be deemed achieved at the greater of actual performance or 100% of target levels and all other terms and conditions met.

iii.	For the purposes of this Section 14(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and, if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), provided that, if such consideration received in the Change in Control is not solely common shares of the successor corporation or its parent, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Share Appreciation Right or upon the payout of a Restricted Share Unit, for each Share subject to such Award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control.

iv.	Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned, or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent, provided that a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

v.	Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A, and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

d.	Limitations. The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement, or certificate as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of this Plan or Applicable Law. The existence of this Plan, any Program, any Award Agreement, and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants, or rights to purchase shares or of bonds, debentures, preferred, or prior preference shares whose rights are superior to or affect the Shares or the rights thereof, or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the price of a Share, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to 30 days prior to the consummation of any such transaction.

15.	Tax Withholding.

a.	Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company and each other applicable member of the Company Group will have the power and the right to deduct or withhold, or require a Participant to remit to the Company or such other member, an amount sufficient to satisfy federal, state, local, foreign, or other taxes (including the Participant’s FICA, employment tax, Medicare, or social security contribution obligations) required to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or any Award under the tax laws and rules of the Participant’s country of residence or under any other applicable tax law or rule.

b.	Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash; (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value no greater than the aggregate amount of such obligations based on the maximum statutory withholding rates in such Participant’s applicable jurisdictions for federal, state, local, and foreign income tax and payroll tax purposes that are applicable to such taxable income (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; or (v) any combination of the above permitted forms of payment. The amount of the withholding requirement will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.	No Effect on Employment or Service. Neither this Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, any Parent, any Subsidiary, or any of their affiliates, nor will they interfere in any way with the Participant’s right or the right of the Company, any Parent, any Subsidiary, or any of their affiliates to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.	Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.	Term of Plan. Subject to Section 22, this Plan will become effective on the Effective Date and, unless earlier terminated by the Board under Section 19, will remain in effect until the earlier of (i) the earliest date as of which all Awards granted under this Plan have been satisfied in full or terminated, and no Shares approved for issuance under this Plan remain available to be granted under new Awards, or (ii) the Expiration Date (as defined in Section 19(d)), but Awards previously granted may extend beyond that date in accordance with this Plan. If this Plan is not approved by the Company’s shareholders, then this Plan will not become effective, and no Awards will be granted under this Plan.

19.	Amendment and Termination.

a.	Amendment and Termination of Awards. Subject to Applicable Law, the Administrator may amend, modify, or terminate any outstanding Award, including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Nonstatutory Share Option, provided that the Participant’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (b) the change is otherwise permitted under this Plan (including, without limitation, under Section 14 or Section 29).

b.	Amendment and Termination of this Plan. Except as otherwise provided in Section 19(c), the Board may at any time amend, alter, suspend, or terminate this Plan.

c.	Shareholder Approval. Notwithstanding Section 19(b), the Company will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws, including, without limitation, with respect to any increase to the limits imposed in Section 3(a) on the maximum number of Shares that may be issued under this Plan.

d.	Expiration. No Awards may be granted or awarded during any period of suspension or after termination of this Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under this Plan after the tenth anniversary of the earlier of (i) the date on which the Board adopted this Plan or (ii) the date that this Plan was approved by the Company’s shareholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of this Plan, the applicable Program, and the applicable Award Agreement.

e.	Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

20.	Conditions Upon Issuance of Shares.

a.	Legal Compliance. The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Shares will not be issued pursuant to the exercise of an Award unless the Administrator has determined that the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and may be further subject to the approval of counsel for the Company with respect to such compliance.

b.	Representations. In addition to the terms and conditions provided herein, the Company may require a Participant to make such reasonable covenants, agreements, and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

c.	Restrictions. All share certificates delivered pursuant to this Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Shares). The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution, or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator. The Company, in its sole discretion, may (i) retain physical possession of any share certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the share certificates evidencing such Shares be held in custody by a designated escrow agent (which may be, but need not be, the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a share power, endorsed in blank, relating to such Shares.

d.	Certificates; Book-Entry Procedures. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities, and, if applicable, the requirements of any exchange on which the Shares are listed or traded. Notwithstanding any other provision of this Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

21.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.	Shareholder Approval. This Plan will be submitted for approval by the shareholders of the Company within 12 months after the date that this Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.	Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

24.	Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 24 by and among, as applicable, the Company and its Parents and Subsidiaries for the exclusive purpose of implementing, administering, and managing the Participant’s participation in this Plan. The Company and its Parents and Subsidiaries may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Parents and Subsidiaries, and details of all Awards, in each case, for the purpose of implementing, managing, and administering this Plan and Awards (the “Data”). The Company and its Parents and Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Participant’s participation in this Plan, and the Company and its Parents and Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Parents and Subsidiaries in the implementation, administration, and management of this Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipient’s country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Parents or Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting their local human resources representative. The Company may cancel the Participant’s ability to participate in this Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws their consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

25.	Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting, or exercise of Awards by a Participant may be permitted through the use of such an automated system.

26.	Effect of Plan upon Other Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Parent or Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors, or Consultants of the Company or any Parent or Subsidiary; or (b) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options or other rights or awards in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise of the business, shares, or assets of any corporation, partnership, limited liability company, firm, association, or entity.

27.	Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in this Plan are for convenience of reference only and, in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

28.	Governing Law. This Plan shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

29.	Code Section 409A. To the extent that the Administrator determines that any Award granted under this Plan is subject to Code Section 409A, this Plan, the Program pursuant to which such Award is granted, and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. In that regard, to the extent that any Award under this Plan or any other compensatory plan or arrangement of the Company or any of its Parents or Subsidiaries is subject to Code Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Code Section 409A, and (b) if such Award or amount is payable to a “specified employee,” as defined in Code Section 409A, then, to the extent required in order to avoid a prohibited distribution under Code Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, this Plan, the Program, and any Award Agreements shall be interpreted in accordance with Code Section 409A. Notwithstanding any provision of this Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Code Section 409A, the Administrator may (but is not obligated to), without a Participant’s consent, adopt such amendments to this Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Code Section 409A and thereby avoid the application of any penalty taxes under Section Code 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Code Section 409A or otherwise. The Company shall have no obligation under this Section 29 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties, or interest under Code Section 409A with respect to any Award, and shall have no liability to any Participant or any other person if any Award, compensation, or other benefits under this Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties, and/or interest under Code Section 409A.

30.	Unfunded Status of Awards. This Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

31.	Indemnification. To the extent permitted under Applicable Law, each member of the Administrator (and each delegate thereof pursuant to Section 4(f)) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action or failure to act pursuant to this Plan or any Award Agreement, and against and from any and all amounts paid by them, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against them, provided that they give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud, or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

32.	Relationship to Other Benefits. No payment pursuant to this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Parent or Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.